                                                                   EXHIBIT 99.2
                         NOTICE OF GUARANTEED DELIVERY
                                FOR EXCHANGE OF
                            ANY AND ALL OUTSTANDING
                         10 1/4% SENIOR NOTES DUE 2008
                  FOR 10 1/4% SERIES A SENIOR NOTES DUE 2008
                                      OF
                            NATIONWIDE CREDIT, INC.
        PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS DATED     , 1998

  This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the 10 1/4% Senior Notes due 2008 (the "Old Notes"), of NATIONWIDE CREDIT, INC. (the "Company") are not immediately available, (ii) Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to State Street Bank and Trust Company (the "Exchange Agent") on or prior to 5:00 P.M. New York City time, on the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Guaranteed Delivery Procedures" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to The Old Notes (or facsimile thereof) must also be received by the Exchange Agent within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                      STATE STREET BANK AND TRUST COMPANY

       By Registered or Certified Mail, by Hand or by Overnight Delivery
                              Attn: Kellie Mullen
                     Corporate Trust Department, 4th Floor
                            Two International Place
                               Boston, MA 02110

                           Facsimile Transmissions:
                         (Eligible Institutions Only)
                                (617) 664-5290

                              For information or
                          Confirmation by Telephone:
                                (617) 664-5587

  Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

  The undersigned hereby tenders to Nationwide Credit, Inc., a Georgia Corporation (the "Corporation"), upon the terms and subject to the conditions
set forth in the Prospectus dated   , 1998 (as the same may be amended or
supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."


 Name(s) of Registered Holder(s): __________________________________________

 Aggregate Principal Amount Amount Tendered: $ _____________________________

 Certificate No.(s) (if available): ________________________________________

 (Total Principal Amount Represented by Old Notes Certificate(s)) __________

 $ _________________________________________________________________________

 If Old Notes will be tendered by book-entry transfer, provide the following information:

 DTC Account Number: _______________________________________________________

 Date: _____________________________________________________________________
 --------
 * Must be in denominations of a Liquidation Amount of $1,000 and any integral multiple thereof, and not less than $100,000 aggregate Principal amount.


  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs personal representatives, successors and assigns of the undersigned.

                                PLEASE SIGN HERE

 X
  -------------------------------------       -------------------------------

 X
  -------------------------------------       -------------------------------
  Signature(s) of Owner(s) or Authorized
                Signatory                                 Date

 Area Code and Telephone Number: ___________________________________________

   Must be signed by the holder(s) of the Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

 Name(s):
     ----------------------------------------------------------------------

 ---------------------------------------------------------------------------

 ---------------------------------------------------------------------------

 Capacity:
     --------------------------------------------------------------------

 Address(es):
           -------------------------------------------------------------------

 ---------------------------------------------------------------------------

 ---------------------------------------------------------------------------